SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

PROVIDENT BANKSHARES CORPORATION

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-16421 (Commission File Number)	52-1518642 (IRS Employer Identification No.)

114 East Lexington Street, Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (410) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Items 1, 2, 3, 4, 5, 6, 8, 10, 11 and 12.             Not Applicable.

Item 7.	Financial Statements and Exhibits

Exhibit 99.1 Presentation Materials

Item 9.	Regulation FD Disclosure

Beginning May 4, 2004 , Provident Bankshares Corporation, the holding company for Provident Bank, will make available and distribute to analysts and prospective investors a slide presentation. The presentation materials summarize certain information regarding the Corporation’s acquisition of Southern Financial Bancorp, Inc. The presentation materials will also be posted to the Corporation’s website on May 4, 2004. Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT BANKSHARES CORPORATION

/s/ Gary N. Geisel
Gary N. Geisel
Chairman of the Board and Chief Executive Officer

Date:	May 4, 2004

Exhibit Index

Exhibit No.	Description
99.1	Presentation Materials